UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange and Settlement Agreement

As previously disclosed, on February 1, 2024, Interactive Strength Inc. (the "Company") entered into a Credit Agreement (the “Credit Agreement”) with Vertical Investors, LLC (the “Lender”), pursuant to which the Company received a term loan from the Lender in the original principal amount of $7,968,977.74 (the “Loan”). As previously disclosed, on March 29, 2024, the Company issued to the Lender 1,500,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), upon the conversion of $3.0 million of the Loan.

As previously disclosed, on April 24, 2024, the Company entered into a Loan Modification Agreement (the “Modification Agreement”) with the Lender, pursuant to which the Lender was issued 1,500,000 shares of Series A Preferred Stock in exchange for which the principal amount of the Loan was reduced by $3,000,000.

As previously disclosed, the Company entered into a number of exchange agreements with the Lender. In total, the Company and Lender agreed to reduce the Loan Amount by $600,000 in exchange for the issuance of 1,286,957 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”).

On September 30, 2024, the Lender was issued 59,668 shares of Series A Preferred Stock as a dividend in kind on the shares of Series A Preferred Stock owned by the Lender (the 59,668 shares of Series A Preferred Stock combined with the 1,500,000 shares of Series A Preferred Stock already owned by the Lender is referred to herein as the “Series A Preferred Shares”).

As of September 30, 2024, the outstanding principal amount of the Loan was $4,309,186.17 (the “Loan Amount”).

On September 30, 2024, the Company and the Lender entered into an Exchange and Settlement Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company and Lender agreed to exchange (a) the Series A Preferred Shares and (b) the Loan Amount (minus $2 million) for a total of 2,861,128 shares of the Company’s Series C Preferred Stock (“Series C Preferred Shares”).

Note Purchase Agreement

In connection with the Exchange Agreement, on September 30, 2024, the Company and the Lender reduced the principal amount of the Note Purchase Agreement previously entered into by the Company and the Lender to $2,000,000. The form of the Note Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 7, 2024.

Amendment to Loss Restoration Agreement

On September 30, 2024, the Company and the Lender entered into an amendment (the “Amendment”) to the previously disclosed Loss Restoration Agreement, dated as of April 24, 2024.

The Amendment revised the definition of Preferred Stock to “2,861,128 shares of Series C Preferred Stock”. Prior to the Amendment, the definition of Preferred Stock read “1,500,000 shares of Series A Preferred Stock”.

The Amendment also revised the definition of Net Trade Value to “the aggregate amount of funds received by Lender . . . arising out of the disposition of the Preferred Stock, the disposition of the shares of Common Stock issued pursuant to the exchange agreements entered into by and between the Borrower and the Lender prior to the Amendment Effective Date, the disposition of the shares of Common Stock issued pursuant to all exchange agreements entered into by and between the Borrower and the Lender after the Amendment Effective Date, the disposition of the shares of Common Stock issuable upon conversion of the Preferred Stock . . . or the disposition of any other securities of the Borrower issued to the Lender as a result of its holding the Preferred Stock. For the avoidance of doubt, that Net Trade Value shall be determined by the Lender.”

Furthermore, the Amendment revised the date on which the Net Trade Value received will be calculated from December 31, 2024 to December 31, 2025.

The foregoing descriptions of the Exchange Agreement and the Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Exchange Agreement and Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Series C Shares is incorporated by reference into this Item 3.02.

Pursuant to the Certificate of Designations of Series A Preferred Stock, on September 30, 2024, the Board of Directors of the Company declared a dividend on the shares of Series A Preferred Stock issued and outstanding as of the record date for such dividend, as a dividend in kind, in the form of 269,334 shares of Series A Preferred Stock in the aggregate (inclusive of the 59,668 shares issued to the Lender) (the “Dividend Shares”). The Company issued the Dividend Shares on September 30, 2024 and October 1, 2024.

The issuance of the Dividend Shares and the Series C Shares was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Exchange and Settlement Agreement, dated September 30, 2024, by and between Interactive Strength Inc. and Vertical Investors LLC.
10.2	Amendment to Loss Restoration Agreement, dated September 30, 2024, by and between Interactive Strength Inc. and Vertical Investors LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	October 4, 2024	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)